Exhibit 10.6

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

IDI, INC.

2015 STOCK INCENTIVE PLAN

THIS AGREEMENT made as of the      of         l, 2015, between IDI, Inc., a Delaware corporation, (“Company”), and                      (“Participant”). Capitalized terms not defined herein shall have the meaning ascribed thereto in the IDI, Inc. 2015 Stock Incentive Plan (as amended to date, the “Plan”). This Agreement shall be effective at the time that it is executed by both parties (“Effective Date”).

1. Award.

(a) Shares. Pursuant to the Plan, the Company hereby grants to the Participant the right to receive Twenty-Five Thousand (25,000) shares of the Company’s Common Stock upon the satisfaction of certain conditions (the “Restricted Stock Units”). Shares of the Company’s Common Stock shall be issued only upon vesting of the Restricted Stock Units and only upon the satisfaction of the terms and conditions set forth herein and in the Plan (such shares shall be referred to hereafter as the “Award Stock”). These grants of Restricted Stock Units are subject to the Company obtaining stockholder approval no later than April 15, 2016.

(b) Plan Incorporated. Participant acknowledges receipt of a copy of the Plan, and agrees that this Award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

2. Restricted Stock Units. Participant hereby accepts the Restricted Stock Units when issued and agrees as follows:

(a) Vesting. No Award Stock shall be issued pursuant to the unvested Restricted Stock Units. Except as otherwise provided for in the Plan and this Agreement, the Restricted Stock Units shall vest upon the satisfaction of the vesting requirements set forth below:

Date	Total Percentage Vested

25%

50%

75%

100%

There shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

(b) Termination of Employment or Other Service; Change in Control.

(i) General. If Participant’s employment or other service with the Company is terminated for any reason, all Restricted Stock Units unvested at the time of termination shall expire and be forfeited immediately and returned to the Company.

(ii) Death. In the event that the Participant dies while in the employment or other service of the Company, all Restricted Stock Units which have not vested on the date of death shall immediately vest.

(iii) Disability. In the event that the Participant’s employment or other service with the Company is terminated by reason of Disability, the Committee may, in its sole discretion, provide that Restricted Stock Units which have not vested on the date of such termination shall immediately vest.

(iv) Change in Control. In the event of a Change in Control, all Restricted Stock Units which have not vested on the date of such Change in Control shall immediately vest.

(c) Transferability. The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless the Plan so provides.

(d) Distribution. Unless otherwise provided in the Restricted Stock Unit Deferral Election Form attached hereto as Exhibit A, the Company shall deliver a certificate evidencing shares of Award Stock to the Participant or direct its transfer agent to register such shares in book entry form, within thirty (30) days following the satisfaction of the vesting requirements. For the Restricted Stock Unit Deferral Election Form to be effective, it must be received by the Company on the Effective Date, or to the extent that none of the Restricted Stock Units vest within 12 months of the Effective Date, no later than 30 days following the Effective Date.

3. Withholding. To the extent that this Award or the delivery of any Award Stock causes the Participant to be subject to any tax withholding obligations, the Participant shall meet such obligations as provided for in the Plan.

4. Status as a Shareholder. Unless otherwise provided in the Plan, Participant shall have no rights of a shareholder with respect to the Restricted Stock Units until Award Stock is issued to him or her pursuant to Section 2 above.

5. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock Units.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8. Miscellaneous.

(a) Provisions of Plan and Other Agreements Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(c) Entire Agreement; Amendments. This Agreement (including the documents and exhibits referred to herein) and the Plan constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has executed this Agreement, all as of the date first above written.

IDI, INC.

By:
	Name:	Derek Dubner
	Title:	Co-Chief Executive Officer
Date:

Date:

APPENDIX A:

IDI, INC. 2015 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT

DEFERRAL ELECTION FORM1

FOR THIS DEFERRAL ELECTION TO BE EFFECTIVE, IT MUST BE RECEIVED BY THE COMPANY ON THE EFFECTIVE DATE, OR TO THE EXTENT THAT NONE OF THE RESTRICTED STOCK UNITS VEST WITHIN 12 MONTHS OF THE EFFECTIVE DATE, NO LATER THAN 30 DAYS FOLLOWING THE EFFECTIVE DATE.

A.	PARTICIPANT INFORMATION

Name:

Address:

B.	DEFERRAL ELECTION

For each share of Common Stock to be issued to me pursuant to the Restricted Stock Unit Award Agreement effective                      (insert the Effective Date), I hereby irrevocably elect to defer the receipt of such Common Stock as set forth below.

C.	STOCK ISSUANCE DATE

As Restricted Stock Units vest under your Award, the Company will issue you shares of Common Stock with respect to such vested Restricted Stock Units within thirty (30) days following the satisfaction of such vesting requirements, unless you timely elect to receive the shares at a different time. If you elect a different date, Common Stock will generally be issued to you on such date but only to the extent your Restricted Stock Units are vested and additional shares of Common Stock (if any) will be issued to you when any remaining Restricted Stock Units vest.

I hereby elect to receive my shares of Common Stock on the earlier of (check all that apply):

1.	☐ , 20 ; (enter date)

2.	☐ my death;

3.	☐ my Disability (as defined in the Plan); and/or

4.	☐ a Change in Control (as defined in the Plan).

[1]	Capitalized terms not defined herein shall have the meaning ascribed thereto in the IDI, Inc. 2015 Stock Incentive Plan (as amended to date, the “Plan”).

This Form is subject to all the terms, conditions and provisions of the Plan and the Agreement including, without limitation, the amendment provisions thereof. The Plan and the Agreement are incorporated herein by reference. If and to the extent that this Form conflicts or is inconsistent with the terms, conditions and provisions of the Plan or the Agreement, the Plan and the Agreement shall control, and this Form shall be deemed to be modified accordingly.

SIGNATURE:

/ /

Date

INSTRUCTIONS FOR

IDI, INC. 2015 STOCK INCENTIVE PLAN

DEFERRAL ELECTION FORM

This Form is to be used to defer receipt of shares of Common Stock that are issuable under the Plan in connection with Restricted Stock Units. The following instructions provide more information about the Form.

A.	PARTICIPANT INFORMATION

Please complete all items.

B.	DEFERRAL ELECTION

Please identify the Restricted Stock Units subject to this Form.

C.	STOCK ISSUANCE DATE

You may elect the timing of the issuance of your Common Stock to be issued pursuant to the Restricted Stock Units by checking the first box and inserting a specific date in the future that you want such Common Stock issued to you. If you make such an election, you shall be issued Common Stock with respect to any Restricted Stock Units that are vested on the date you elect and shall receive any remaining shares of Common Stock with respect to any other Restricted Stock Units when they vest. Notwithstanding the date you elect to receive your shares of Common Stock, you may choose by checking the corresponding boxes to receive shares of Common Stock corresponding to any vested Restricted Stock Units earlier if and upon occurrence of any of the following events to the extent selected: (1) your death; (2) your Disability; or (3) a Change in Control. If you make no election, the Company will issue you shares of Common Stock with respect to Restricted Stock Units within thirty (30) days following the satisfaction of such vesting requirements.